Exhibit 3.1

AMENDED AND

RESTATED BYLAWS

OF

CHASE CORPORATION

ARTICLE I

Seal and Fiscal Year

The seal shall be circular in form with the name of the corporation around the periphery and words and figures “Incorporated 1988 Massachusetts” within.  The fiscal year shall commence on September 1 of each year.

ARTICLE II

Meeting of Shareholders

Section 1.  Place.  Meetings of the shareholders shall be held at the principal office of the corporation in Massachusetts or at such other place as may be named in the notice of the meeting.  The corporation may permit shareholders and proxyholders not physically present at a meeting of shareholders to participate in and be deemed present in person and vote at the meeting by means of remote communications, provided that (a) the corporation shall have implemented reasonable measures (i) to provide such shareholders and proxyholders a reasonable opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (ii) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder and (b) the corporation shall maintain a record of each vote cast or other action taken at the meeting by means of remote communication.

Section 2.  Annual Meetings.  The annual meeting of the shareholders shall be held on such date and at such hour and place as the directors or an officer designated by the directors shall determine. The annual meeting shall be held for the purpose of electing directors and such other purposes as are specified in the notice of meeting. To the extent a shareholder is entitled as a matter of law independent of these Bylaws to propose nominations or other business to be considered at an annual meeting, such shareholder may do so only in compliance with these Bylaws and any other applicable requirements.

In the event that no date for the annual meeting is established or such meeting has not been held on the date so determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.

Section 3.  Special Meetings.  Special meetings of the shareholders may be called by the president or by the directors, and shall be called by the secretary or, in case of death, absence, incapacity or refusal of the secretary, by any other officer, upon written application of one or more shareholders who hold at least 10% (or 25% in the event the corporation has a class of voting stock registered under the Securities Exchange Act of 1934, as amended) of the capital stock entitled to vote thereat.

Section 4.  Notice.  A written notice of the date, place and hour of all meetings of shareholders stating the purposes of the meeting shall be given by the secretary or an assistant secretary (or by any other officer who is entitled to call such a meeting) no fewer seven nor more than 60 days before the meeting to each shareholder entitled to vote thereat and to each shareholder who is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the corporation.  If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date.

Whenever notice of a meeting is required to be given a shareholder under applicable law, the articles of organization or these Bylaws, a written waiver thereof, executed before or after the meeting by such shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 5.  Quorum.  A majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a smaller number may adjourn from time to time without further notice until a quorum is secured. A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

Section 6.  Voting.  Shareholders entitled to vote shall have one vote for each share of common stock owned by them and a proportionate vote for each fractional share thereof; provided that the corporation shall not directly or indirectly vote any share of its own stock, other than shares held by it directly or indirectly in a fiduciary capacity.  Shareholders may vote in person or by proxy.

Section 7.  Action by Consent.  Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders within 60 days of the earliest dated consent delivered to the corporation.  Such consents shall be treated for all purposes as a vote at a meeting.

Section 8.  Form of Shareholder Action.

(a)Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder  shall be considered given in writing, dated and signed,  if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent; and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the corporation if it has been sent to any address specified by the corporation for the purpose or, if no address has been specified, to the principal office of the corporation, addressed to the secretary or other officer or agent having custody of the records of proceedings of shareholders.

(b)Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 9.  Advance Notice of Business at Meetings of Shareholders.

(a)To the extent a shareholder is entitled as a matter of law or another provision of these Bylaws to propose a matter to be considered at any meeting of the shareholders (other than the nomination of directors, which is addressed in Section 7 of Article III), such matter may be proposed only by a person who is a shareholder of record of the corporation at the time of giving the notice provided for in Section 4 of this Article, who is entitled to vote at the applicable meeting, and who (in addition to complying with any other applicable requirements) has given timely written notice thereof in accordance with this Section to the secretary at the principal executive offices of the corporation.

(b)To be timely with respect to an annual meeting, a shareholder’s notice must be received by the secretary not less than ninety (90) days nor more than one hundred twenty (120) days before the anniversary of the date on which the corporation first transmitted to shareholders its proxy materials for the immediately preceding annual meeting of the shareholders; provided that, if the annual meeting is not held within thirty (30) days before or after the anniversary of such preceding annual meeting, such shareholder’s notice to be timely must be so received not later than the close of business on the later of (i) the one hundred twentieth (120th) day before the date of such annual meeting or (ii) the tenth (10th) day after the day on which notice of the date of the annual meeting was transmitted to shareholders or other public disclosure of the date of the annual meeting was made, whichever occurs first. Notwithstanding the foregoing, the postponement or adjournment of any annual meeting for which notice has been provided to shareholders shall not commence a new time period for giving the shareholder’s notice.

(c)To be timely with respect to a special meeting, a shareholder’s notice must be received by the secretary not less than ninety (90) days nor more than one hundred twenty (120) days before the date of the special meeting; provided that, if the first day on which notice of the special meeting is transmitted to shareholders or on which public disclosure of the date of the special meeting is made is less than one hundred (100) days before the date of the special meeting, such shareholder’s notice to be timely must be so received not later than the close of business on the tenth (10th) day after the day on which notice of the date of the special meeting was transmitted to shareholders or other public disclosure of the date of the special meeting was made, whichever occurs first. Notwithstanding the foregoing, the postponement or adjournment of any special meeting for which notice has been transmitted to shareholders shall not commence a new time period for giving the shareholder’s notice.

(d)A shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) details of all the following that are held and/or beneficially owned, directly or indirectly, including through any entity, by such shareholder and by such beneficial owner, if any: (A) the class and number of shares of the corporation, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part form the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) and any other direct or indirect opportunity of any such person to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such other beneficial owner, if any, has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation that are separated or separable from the underlying shares of the corporation, and (F) any performance-related fees (other than an asset-based fee) that such shareholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interest held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (iv) a description of any material interest of the shareholder and of such beneficial owner, if any, in such business, (v) a description of any agreement, arrangement or understanding such shareholder or such beneficial owner, if any, has with any other person(s) relating to the subject matter of such business, and (vi) the basis upon which the shareholder is entitled to make the proposal.

(e)Notwithstanding anything in these Bylaws to the contrary, no business proposed by a shareholder shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section, whether or not the shareholder (if otherwise permitted by applicable law) seeks inclusion of such proposal in the corporation’s proxy statement for the meeting; provided that any shareholder proposal that complies with Rule 14a-8 (or any successor provision) of the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, and is included in the corporation’s proxy statement for the applicable shareholders meeting shall be deemed to comply with the requirements for the timing and content of notices hereunder.

(f)The chairman of the respective meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

Officers and Directors

Section 1.  Enumeration.  The corporation shall have a board of not less than three directors, except that whenever there shall be fewer than three shareholders, the number of directors may be less than three but in no event less than the number of shareholders.  The number of directors shall be determined by vote of the shareholders or by the board of directors and may be enlarged at any time by vote of a majority of the directors then in office. The number of directors may be decreased at any time and from time to time either by vote of the shareholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The officers of the corporation shall be a chief executive officer, a president, a treasurer, a secretary and such other officers as the directors may from time to time appoint.

Section 2.  Qualifications.  Directors and officers need not be shareholders, although the board may adopt and administer share ownership guidelines applicable to directors and officers from time to time in its discretion.  No officer need be a director.  Two or more offices may be held by the same person.

Section 3.  Election.  The directors shall be elected at the annual meeting of the shareholders by such shareholders as have the right to vote thereon.  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The directors at their annual meeting in each year shall elect  a chief executive officer, a president, a treasurer and a secretary, and may at any time elect such other officers as they shall determine. Except as hereinafter provided, the directors, the chief executive officer, the president, the treasurer and the secretary shall hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified or until their respective earlier death, resignation or removal. Other officers shall serve at the pleasure of the directors. If a Chairman of the Board is appointed in accordance with Section 7 of Article V, he or she may be an officer of the corporation, as an Executive Chairman, if so designated by the directors, with such duties as the directors may prescribe.

Section 4.  Removal.  The removal of any director or directors or the entire board of directors may be effected only for cause by the affirmative vote of a majority of (a) the directors then in office or (b) the shares outstanding and entitled to vote in the election of directors. “Cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation.  A director may be removed by the shareholders or the directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.  Officers may be removed from their respective offices with or without cause by the board of directors.

Section 5.  Resignation.  Resignations by officers or directors shall be given in writing to the chief executive officer, president, treasurer, secretary or directors.

Section 6.  Vacancies.  Continuing directors may act despite a vacancy or vacancies in the board and shall for this purpose be deemed to constitute the full board.  Any vacancy in the board of directors, however occurring, including a vacancy resulting from the enlargement of the board, may be filled by the directors then in office, though less than a quorum, unless previously filled by the shareholders entitled to vote in the election of directors.  Vacancies in any other office may be filled by the directors.

Section 7.  Nomination of Directors.

(a)Only persons who are nominated in accordance with this Section shall be eligible for election as directors at any annual or special meeting of the shareholders. Nominations of persons for election as directors may be made only (i) by or at the direction of the board of directors or (ii) by any person who is a shareholder of record of the corporation at the time of giving the notice provided for in this Section, who is entitled to vote for the election of directors at the applicable meeting, and who (in addition to any other applicable requirements) has given timely written notice thereof in accordance with this Section to the secretary at the principal executive offices of the corporation.

(b)To be timely with respect to an annual meeting, a shareholder’s notice must be received by the secretary not less than ninety (90) days nor more than one hundred twenty (120) days before the anniversary of the date on which the corporation first transmitted to shareholders its proxy materials for the immediately preceding annual meeting of the shareholders; provided that, if the annual meeting is not held within thirty (30) days before or after the anniversary of such preceding annual meeting, such shareholder’s notice to be timely must be so received not later than the close of business on the later of (i) the one hundred twentieth (120th) day before the date of such annual meeting or (ii) the tenth (10th) day after the day on which notice of the date of the annual meeting was transmitted to shareholders or other public disclosure of the date of the annual meeting was made, whichever occurs first. Notwithstanding the foregoing, the postponement or adjournment of any annual meeting for which notice has been provided to shareholders shall not commence a new time period for giving the shareholder’s notice.

(c)To be timely with respect to a special meeting, a shareholder’s notice must be received by the secretary not less than ninety (90) days nor more than one hundred twenty (120) days before the date of the special meeting; provided that, if the first day on which notice of the special meeting is transmitted to shareholders or on which public disclosure of the date of the special meeting is made is less than one hundred (100) days before the date of the special meeting, such shareholder’s notice to be timely must be so received not later than the close of business on the tenth (10th) day after the day on which notice of the date of the special meeting was transmitted to shareholders or other public disclosure of the date of the special meeting was made, whichever occurs first. Notwithstanding the foregoing, the postponement or adjournment of any special meeting for which notice has been provided to shareholders shall not commence a new time period for giving the shareholder’s notice.

(d)Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the person, (iv) whether or not the person is currently “independent” from the corporation under the independence standards of the principal national securities exchange on which the corporation’s shares are then traded, and all facts that currently prevent the person from being independent under such standards, if applicable, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) as to the shareholder giving the notice: (i) the name and record address of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made and (ii) the information described in Section 9(d)(iii) of Article II; and (c) a description of all familial, compensatory, financial and/or other relationships, arrangements and transactions, existing at any time within the preceding three years or currently proposed, between the person proposed to be nominated as a director and such shareholder or such beneficial owner, if any, or any of their respective affiliates and associates. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the proposed nominee’s eligibility, or lack thereof, to serve as an independent director of the corporation.

(e)The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this Section, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IV

Powers and Duties of Directors and Officers

Section 1.  Directors.  All corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors. The board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the board of directors.  The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken.  To the extent specified by the board of directors and to the extent permitted by law, each committee may exercise the authority of the board of directors. Except as the board of directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as provided by these Bylaws for the directors.

Section 2.  Chief Executive Officer.  The chief executive officer shall, subject to the direction of the board of directors, have general charge and supervision of the business of the corporation. Unless a separate Chairman of the Board has been appointed, or except as otherwise provided by the board of directors, he shall preside at all meetings of the shareholders and, if he is a director, at all meetings of the board of directors.

Section 3.  President.  The president shall, subject to the direction of the chief executive officer, have general charge and supervision of the business of the corporation and shall perform such other duties and shall possess such other powers as the chief executive officer may from time to time prescribe. If no other chief executive officer has been appointed, or in the event of the absence, inability or refusal to act of the chief executive officer, the president shall perform the duties of the chief executive officer and when so performing shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

Section 4.  Vice Presidents.  The vice presidents, if any, shall have such powers and duties as may be designated from time to time by the directors or by the chief executive officer or the president.

Section 5.  Treasurer.  Except as the directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall have such other powers and duties as customarily belong to the office of treasurer or as may be designated from time to time by the directors or by the chief executive officer or the president.

Section 6.  Secretary.  The secretary shall record all proceedings of the shareholders and directors in a book or books to be kept therefor and shall have custody of the seal of the corporation.

Section 7.  Other Officers.  Other officers shall have such powers as may be designated from time to time by the directors.

Section 8.  Nominating Committee.

(a)There shall at all times exist a Nominating Committee.  This Section 8 of Article IV of the Bylaws providing for the Nominating Committee and its functions and responsibilities can only be amended by a majority vote of the “non-affiliated directors” or by a vote of 80% of the shareholders of the corporation. Notwithstanding the provisions of this section, the Nominating Committee shall from time to time prepare and propose to the directors its charter which shall comply with all applicable requirements of the Securities and Exchange Commission and any stock exchange on which the corporation’s shares may be listed.

(b)The functions of the Nominating Committee shall include consideration of the composition of the board of directors and recommendation of individuals for election as directors of the corporation. The Nominating Committee shall also make recommendations to the board of directors concerning the structure and membership of the various committees of the board of directors, including the Nominating Committee.

(c)The Nominating Committee shall recommend to the board of directors any individual or individuals for election to the board of directors if, after such election, a majority of the board of directors shall consist of “non-affiliated directors.” The board of directors shall nominate individuals for election to the board of directors by the shareholders, and may elect individuals to the board of directors to fill any vacancies which may occur, provided it shall make any such nomination or election only if it has been recommended by the Nominating Committee and if after such nomination or election, a majority of the board of director shall consist of “non-affiliated directors.”

(d)The Nominating Committee shall recommend to the board of directors any individual for appointment to the Nominating Committee if, after such appointment, all members of the Nominating Committee shall consist of “non-affiliated directors.” The board of directors shall appoint individuals to the Nominating Committee and any other committee created by the board of directors, provided it shall make any such appointment only if it has been recommended by the Nominating Committee. The board of directors may remove any individual, with or without cause, from any committee, including the Nominating Committee, provided that at all times the Nominating Committee shall consist entirely of “non-affiliated directors.”

(e)“Non-affiliated directors” are directors (i) who are not  any lineal descendant of Edward L. Chase (whether by blood or adoption); (ii) who are not the spouse of  Edward L. Chase or of any of his lineal descendants; (iii) who are not at the time of determination, and shall not have been at any time within three years preceding such time, officers or employees of the corporation (or its predecessor) or any of its subsidiaries, affiliates or divisions; (iv) who are not at the time of determination the beneficial owners of more than 10% of the issued and outstanding stock of any class of the corporation’s stock; (v) who are not officers, employees, directors or partners of any person who at the time of determination is a holder of more than 10% of the issued and outstanding shares of any class of the corporation’s stock; and (vi) who satisfy the standards for “independence” under the listing rules of any registered national securities exchange on which the corporation’s shares may be listed.

(f)So long as the spouse of Edward L. Chase, his issue, a trust for the benefit of his spouse and/or his issue or his estate owns 10% or more of the outstanding voting stock of the corporation, the Nominating Committee shall recommend to the board of directors that a lineal descendant or spouse of Edward L. Chase be elected to the board of directors.

(g)The Nominating Committee shall recommend for election to the board of directors the chief executive officer of the corporation.

Section 9.  Standard of Conduct for Directors.

(a)A director shall discharge his or her duties as a director, including his or her duties as a member of a committee: (1) in good faith; (2) with the care that a person in a like position would reasonably believe appropriate under similar circumstances; and (3) in a manner the director reasonably believes to be in the best interests of the corporation. In determining what the director reasonably believes to be in the best interests of the corporation, a director may consider the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

(b)In discharging his or her duties, a director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; (2) legal counsel, public accountants, or other persons retained by the corporation, as to matters involving skills or expertise the director reasonably believes are matters (i) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence; or (3) a committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence.

(c)A director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this Section.

Section 10.  Conflict of Interest.

(a)A conflict of interest transaction is a transaction with the corporation in which a director of the corporation has a material direct or indirect interest. A conflict of interest transaction is not voidable by the corporation solely because of the director’s interest in the transaction if any one of the following is true:

(1)the material facts of the transaction and the director’s interest were disclosed or known to the board of directors or a committee of the board  and the board  or committee authorized, approved, or ratified the transaction;

(2)the material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

(3)the transaction was fair to the corporation.

(b)For purposes of this Section, and without limiting the interests that may create conflict of interest transactions, a director of the corporation has an indirect interest in a transaction if: (1) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction; or (2) another entity of which he or she is a director, officer, or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the board of directors of the corporation.

(c)For purposes of clause (1) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the board of directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this Section by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this Section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (1) of subsection (a) if the transaction is otherwise authorized, approved, or ratified as provided in that subsection.

Section 10.  Standards Of Conduct For Officers.  An officer shall discharge his or her duties: (a) in good faith; (b) with the care that a person in a like position would reasonably exercise under similar circumstances; and (c) in a manner the officer reasonably believes to be in the best interests of the corporation.  In discharging his or her duties, an officer, who does not have knowledge that makes reliance unwarranted, is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; or (2) legal counsel, public accountants, or other persons retained by the corporation as to matters involving skills or expertise the officer reasonably believes are matters (i) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence. An officer shall not be liable to the corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action, as an officer, if the duties of the officer are performed in compliance with this Section.

ARTICLE V

Meeting of the Directors

Section 1.  Regular Meetings.  Regular meetings may be held at such times and places within or without the Commonwealth of Massachusetts as the directors may fix.  An annual meeting shall be held in each year immediately after and at the place of the meeting at which the board is elected.

Section 2.  Special Meetings.  Special meetings may be held at such times and places within or without the Commonwealth of Massachusetts as may be determined by the Chairman of the Board, by the chief executive officer, by two or more directors or by one director in the event there is only a single director in office.

Section 3.  Notice.  No notice need be given for a regular or annual meeting, provided that any director who is absent when the determination is made of the time and place of such a meeting will be given notice of the determination.  Two days notice by mail, telegraph, telephone, electronic communication or word of mouth shall be given for a special meeting unless shorter notice is adequate under the circumstances.  A notice need not specify the purpose of any special meeting. Notice of a meeting need not be given to any director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

Section 4.  Quorum. Action. A majority of the directors then in office shall constitute a quorum, but a smaller number may adjourn finally or from time to time without further notice until a quorum is secured.  If a quorum is present, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law or the articles of organization or the Bylaws. A director who is present at a meeting of the board of directors or a committee of the board  when corporate action is taken is considered to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 5.  Meetings by Telephone Conference Calls or Other Electronic Communication.  Directors or members of any committee designated by the directors may participate in a meeting of the directors or such committee by means of a conference telephone or other electronic communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 6.  Action by Consent.  Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of directors.  Such consents shall be treated for all purposes as a vote at a meeting.

Section 7.  Chairman of the Board. The board of directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall preside at meetings of the directors and the shareholders and shall perform such other duties and possess such powers as are assigned to him or her by the board of directors.

Section 8.  Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the board of directors may from time to time determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE VI

Corporate Records

Section 1.  Records to be kept.

(a)The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board on behalf of the corporation.  The corporation shall maintain appropriate accounting records.  The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(b)The corporation shall keep within the Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its secretary or assistant secretary or of its registered agent:

(i)its articles of organization and all amendments to them currently in effect;

(ii)its Bylaws or restated Bylaws and all amendments to them currently in effect;

(iii)resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv)the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(v)all written communications to shareholders generally within the past three years, including the financial statements furnished under Section 16.20 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts (the “MBCA”) for the past three years;

(vi)a list of the names and business addresses of its current directors and officers; and

(vii)its most recent annual report delivered to the Massachusetts Secretary of State.

(c)The corporation for all purposes may conclusively presume that the registered holder of a stock certificate is the absolute owner of the shares of stock represented thereby and that the shareholder’s record address is the shareholder’s current address.

Section 2.  Inspection of Records by Shareholders.

(a)A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 1(b) of this Article, copies of any of the records of the corporation described in said Section if he or she gives the corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy.

(b)A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) and gives the corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(i)excerpts from minutes reflecting action taken at any meeting of the board of directors, records of any action of a committee of the board while acting in place of the board on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section;

(ii)accounting records of the corporation, but if the financial statements of the corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and

(iii)the record of shareholders described in Section 1(a) of this Article.

(c)  A shareholder may inspect and copy the records described in subsection (b) only if:

(i) his or her demand is made in good faith and for a proper purpose;

(ii) he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

(iii)the records are directly connected with his or her purpose; and

(iv)the corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the corporation in the conduct of its business or, in the case of a public corporation, constitute material non-public information at the time when the shareholder’s notice of demand to inspect and copy is received by the corporation.

(d)For purposes of this Section, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

Section 3.  Scope of Inspection Right.

(a)A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder represented.

(b)The corporation may, if reasonable, satisfy the right of a shareholder to copy records under Section 2 of this Article by furnishing to the shareholder copies by photocopy or other means chosen by the corporation including copies furnished through an electronic transmission.

(c)The corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

(d)The corporation may comply at its expense, with a shareholder’s demand to inspect the record of shareholders under Section 2(b)(iii) of this Article by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder’s demand.

(e)The corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.

Section 4.  Inspection of Records by Directors.  A director is entitled to inspect and copy the books, records and documents of the corporation at any reasonable time to the extent reasonably related to the performance of the director’s duties as a director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the corporation.

ARTICLE VII

Share Certificates

The board of directors may authorize the issue without certificates of some or all of the shares of any or all of the corporation’s classes or series of stock. Except to the extent the board of directors has determined to issue shares without certificates, a shareholder shall be entitled to a certificate stating the number, the class and the designation of the series, if any, of the shares the certificate represents, in such form as shall, in conformity with law, be prescribed from time to time by the board of directors. Such certificate shall be signed (a) by the Chairman of the Board, the chief executive officer, the president or a vice president and (b) by the treasurer or an assistant treasurer or the secretary or an assistant secretary. Such signatures may be facsimiles. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

ARTICLE VIII

Signature of Checks

All checks drawn on bank accounts of the corporation may be signed on its behalf as authorized from time to time by the directors.

ARTICLE IX

Amendment of Bylaws

These Bylaws may be amended, altered or repealed in whole or in part, and new Bylaws may be adopted, by vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.  The directors may also make, amend or repeal these Bylaws in whole or in part, except with respect to any provision thereof which by law, the articles of organization or these Bylaws requires action by the shareholders.  Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the directors of any Bylaw, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws.  Any Bylaw adopted by the directors may be amended or repealed by the shareholders.

ARTICLE X

Indemnification

Section 1.  Definitions.  In this Article the following words shall have the following meanings unless the context requires otherwise:

“Corporation”, includes any domestic or foreign predecessor entity of the corporation in a merger.

“Director” or “officer”, an individual who is or was a director or officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a director or officer.

“Disinterested director”, a director who, at the time of a vote or selection referred to in Section 4 of this Article, is not (i) a party to the proceeding, or (ii) an individual having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

“Expenses”, includes counsel fees.

“Liability”, the obligation to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

“Party”, an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

“Proceeding”, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

Section 2.  Indemnification of Directors and Officers.

(a)Except as otherwise provided in this Section, the corporation shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if: (1) (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under a provision of the articles of organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section.

(b)A director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the corporation.

(c)The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director or officer did not meet the relevant standard of conduct described in this Section.

(d)Unless ordered by a court, the corporation may not indemnify a director or officer under this Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b).

Section 3.  Advance for Expenses.  The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the corporation:

(a)a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 2 of this Article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of organization as authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section; and

(b)his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 4 of this Article or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 2 of this Article.  Such undertaking must be an unlimited general obligation of the director or officer but need not be secured and shall be accepted without reference to the financial ability of the director or officer to make repayment.

Section 4.  Determination of Indemnification.  The determination of whether a director has met the relevant standard of conduct set forth in Section 2 shall be made:

(a)if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by vote;

(b)by special legal counsel (1) selected in the manner prescribed in clause (a); or (2) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or

(c)by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

Section 5.  Notification and Defense of Claim; Settlements.

(a)In addition to and without limiting the foregoing provisions of this Article and except to the extent otherwise required by law, it shall be a condition of the corporation’s obligation to indemnify under Section 2 of this Article (in addition to any other condition provide in these Bylaws or by law) that the person asserting, or proposing to assert, the right to be indemnified, must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought, but the failure to so notify shall not affect the corporation’s obligation to indemnify except to the extent the corporation is adversely affected thereby.  With respect to any proceeding of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such person.  After notice from the corporation to such person of its election so to assume such defense, the corporation shall not be liable to such person for any legal or other expenses subsequently incurred by such person in connection with such action, suit, proceeding or investigation other than as provided below in this subsection (a).  Such person shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of such person unless (1) the employment of counsel by such person has been authorized by the corporation, (2) counsel to such person shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and such person in the conduct of the defense of such action, suit, proceeding or investigation or (3) the corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for such person shall be at the expense of the corporation, except as otherwise expressly provided by this Article.  The corporation shall not be entitled, without the consent of such person, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for such person shall have reasonably made the conclusion provided for in clause (2) above.

(b)The corporation shall not be required to indemnify such person under this Article for any amounts paid in settlement of any proceeding unless authorized in the same manner as the determination that indemnification is permissible under Section 4 of this Article, except that if there are fewer than two disinterested directors, authorization of indemnification shall be made by the board of directors, in which authorization directors who do not qualify as disinterested directors may participate. The corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on such person without such person’s written consent.  Neither the corporation nor such person will unreasonably withhold their consent to any proposed settlement.

Section 6.  Insurance.  The corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.

Section 7.  Application of this Article.

(a)The corporation shall not be obligated to indemnify or advance expenses to a director or officer of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

(b)This Article shall not limit the corporation’s power to (1) pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party or (2) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(c)The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

(d)Each person who is or becomes a director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article.  All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the person who serves as a director or officer of the corporation at any time while these Bylaws and the relevant provisions of the MBCA are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.

(e)If the laws of the Commonwealth of Massachusetts are hereafter amended from time to time to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment.

ARTICLE XI

Forum for Adjudication of Disputes

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Massachusetts Business Corporation Act or the corporation’s articles of organization or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall, in all cases subject to such court’s having personal jurisdiction over the indispensable parties named as defendants, be the Business Litigation Session of the Superior Court of Suffolk County, Massachusetts (or, if and only if the Business Litigation Session of the Superior Court of Suffolk County, Massachusetts lacks jurisdiction, another Massachusetts state court located in Suffolk or Norfolk County, or, if and only if all such state courts lack jurisdiction, the federal district court for the District of Massachusetts, Eastern Division, or, if and only if the federal district court for the District of Massachusetts, Eastern Division is an inappropriate division, then another division of the federal district court for the District of Massachusetts).

As amended and restated through April 7, 2016